SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2002

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

001-3280	84-0296600

(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 571-7511

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 18, 2002, Public Service Company of Colorado, a Colorado corporation (the “Company”), in connection with a private placement of debt securities, entered into a Purchase Agreement with Banc of America Securities LLC, Salomon Smith Barney Inc., as representatives of the initial purchasers of the debt securities, providing for the issuance and sale by the Company on the terms and conditions therein set forth of $600 million principal amount of its 7.875% First Collateral Trust Bonds, Series No. 8 due 2012. The debt securities to be issued in the proposed private placement will not be registered under the Securities Act of 1933, as amended, and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7. Financial Statements and Exhibits.

Exhibits

4.01	Supplemental Indenture dated September 1, 2002, between Public Service Company of Colorado and U.S. Bank Trust National Association, as Trustee, creating $600,000,000 principal amount of 7.875% First Collateral Trust Bonds, Series No. 8 due 2012.

4.02	Supplemental Indenture dated September 18, 2002, between Public Service Company of Colorado and U.S. Bank Trust National Association, as Trustee, creating $600,000,000 principal amount of 7.875% First Mortgage Bonds, Series H due 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Public Service Company of Colorado

By: /s/ Richard C. Kelly
Name: Richard C. Kelly Title: Vice President and Chief Financial Officer

Dated: September 26, 2002

3